                 STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-18


                                 TERMS AGREEMENT


Dated:                                                        November 23, 2004


To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of November 1, 2004 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:        Series 2004-18.

Terms of the Series 2004-18 Certificates: Structured Adjustable Rate Mortgage Loan, Series 2004-18 Mortgage Pass-Through Certificates, Class 1-A1, Class 1-A2, Class 1-A3, Class 2-A, Class 3-A1, Class 3-A2, Class 4-A1, Class 4-A2, Class 4-AX, Class 4-PAX, Class 5-A, Class 5-AX, Class M, Class MX, Class B1, Class B1X, Class B2, Class B2X, Class B3, Class B3X, Class B4, Class B5, Class B5X, Class B6, Class B6X, Class B7, Class B7X, Class B8, Class B8X, Class B9, Class B10, Class P-I, Class P-II, Class CX and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund consist of five pools of adjustable rate, conventional, first lien, residential mortgage loans (the "Mortgage Loans"). Only the Class 1-A1, Class 1-A2, Class 1-A3, Class 2-A, Class 3-A1, Class 3-A2, Class 4-A1, Class 4-A2, Class 4-AX, Class 4-PAX, Class 5-A, Class 5-AX, Class M, Class MX, Class B1, Class B1X, Class B2, Class B2X, Class B3, Class B3X, Class B4, Class B5, Class B5X, Class B6, Class B6X, Class B7, Class B7X and Class R (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:    File Number 333-115858.

         Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A1, Class 1-A2, Class 2-A, Class 3-A1, Class 4-A1, Class 4-AX, Class 4-PAX, Class 5-A, Class 5-AX, and Class R Certificates be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies"); the Class 1-A3, Class 3-A2 and Class 4-A2 Certificates be rated "AAA" by S&P; the Class M and Class MX Certificates be rated "AA+" by S&P and "Aa1" by Moody's; the Class B1 and Class B1X Certificates be rated "AA+" by S&P and "Aa2" by Moody's; the Class B2 and Class B2X Certificates be rated "AA" by S&P; the Class B3 and B3X Certificates be rated "AA-" by S&P and "A2" by Moody's; the Class B4 Certificates be rated "A" by S&P; the Class B5 and Class B5X Certificates be rated "A-" by S&P and "Baa2" by Moody's; the Class B6 and Class B6X Certificates be rated "BBB" by S&P and "Baa3" by Moody's; and the Class B7 and Class B7X Certificates be rated "BBB" by S&P.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cutoff Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:     November 1, 2004.

Closing Date: 10:00 A.M., New York time, on or about November 30, 2004. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefore for the account of the Underwriter.







                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.


                                             LEHMAN BROTHERS INC.


                                             By:
                                                 -------------------------------
                                                  Name:    Stanley P. Labanowski
                                                  Title:   Senior Vice President
Accepted:

STRUCTURED ASSET SECURITIES CORPORATION


By:
   --------------------------------
     Name:    Michael C. Hitzmann
     Title:   Vice President

                                       Schedule 1
                                       ----------


                         INITIAL CERTIFICATE
                              PRINCIPAL           CERTIFICATE INTEREST        PURCHASE PRICE
CLASS                         AMOUNT(1)                   RATE                   PERCENTAGE
-----                         ---------                   ----                   ----------
1-A1                         $325,000,000             Adjustable(2)                 100%
1-A2                         $124,443,000             Adjustable(2)                 100%
1-A3                           $3,595,000             Adjustable(2)                 100%
2-A                          $160,900,000             Adjustable(2)                 100%
3-A1                         $324,508,000             Adjustable(2)                 100%
3-A2                          $14,847,000             Adjustable(2)                 100%
4-A1                          $65,575,000               5.19%(3)                    100%
4-A2                           $1,894,000               5.19%(3)                    100%
4-AX                           $2,827,207               5.19%(4)                    100%
4-PAX                          $2,183,752               5.19%(4)                    100%
5-A                           $49,483,000               5.50%(3)                    100%
5-AX                           $1,204,373               5.50%(4)                    100%
M                             $16,180,000           Adjustable(5)(6)                100%
MX                            $16,180,000           Adjustable(2)(4)                100%
B1                            $10,979,000           Adjustable(5)(6)                100%
B1X                           $10,979,000           Adjustable(2)(4)                100%
B2                            $20,226,000           Adjustable(5)(6)                100%
B2X                           $20,226,000           Adjustable(2)(4)                100%
B3                             $1,155,000           Adjustable(5)(6)                100%
B3X                            $1,155,000           Adjustable(2)(4)                100%
B4                            $11,557,000             Adjustable(2)                 100%
B5                             $3,467,000           Adjustable(5)(6)                100%
B5X                            $3,467,000           Adjustable(2)(4)                100%
B6                             $3,467,000           Adjustable(5)(6)                100%
B6X                            $3,467,000           Adjustable(2)(4)                100%
B7                             $1,155,000           Adjustable(5)(6)                100%
B7X                            $1,155,000           Adjustable(2)(4)                100%
R                                    $100              Adjustable(2)                 100%


---------------

(1)   These balances are approximate, as described in the prospectus supplement.

(2) These certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.

(3) The Class 4-A1 and Class 4-A2 Certificates will bear interest based on the interest rate specified above through the distribution date in October 2011, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in November 2011 and for each distribution date thereafter, the Class 4-A1 and Class 4-A2 Certificates will bear interest at the Net WAC for pool 4 as described in the prospectus supplement. The Class 5-A Certificates will bear interest based on the interest rate specified above through the distribution date in September 2014, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in October 2014 and for each distribution date thereafter, the Class 5-A Certificates will bear interest at the Net WAC for pool 5 as described in the prospectus supplement.

(4) The Class 4-AX, Class 4-PAX, Class 5-AX, Class MX, Class B1X, Class B2X, Class B3X, Class B5X, Class B6X and Class B7X Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts as described in the prospectus supplement. After the distribution date in October 2011, the Class 4-AX and Class 4-PAX Certificates will no longer be entitled to receive distributions of any kind. After the distribution date in September 2014, the Class 5-AX Certificates will no longer be entitled to receive distributions of any kind.

(5) The Class M, Class B1, Class B2, Class B3, Class B5, Class B6 and Class B7 Certificates will accrue interest with respect to each distribution date at a per annum rate equal to LIBOR plus 0.53%, LIBOR plus 0.58%, LIBOR plus 0.70%, LIBOR plus 1.00%, LIBOR plus 1.75%, LIBOR plus 2.25% and LIBOR plus 2.75%, respectively, subject to the applicable available funds cap as described in the prospectus supplement. The Class M and Class B1 Certificates will each have the benefit of an interest rate cap agreement beginning with the distribution date in December 2004 through the distribution date in October 2011 that is intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on such certificates and the applicable available funds cap, as described in the prospectus supplement. The Class B2 and Class B3 Certificates will each have the benefit of an interest rate cap agreement beginning with the distribution date in December 2004 through the distribution date in November 2009 that is intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on such certificates and the applicable available funds cap, as described in the prospectus supplement. The Class B5, Class B6, Class B7 and Class B8 Certificates will each have the benefit of an interest rate cap agreement beginning with the distribution date in December 2004 through the distribution date in November 2011 that is intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on such certificates and the applicable available funds cap, as described in the prospectus supplement.

(6) The trustee, on behalf of the trust fund, will enter into eight interest rate cap agreements for the benefit of the Class M, Class B1, Class B2, Class B3, Class B5, Class B6, Class B7, Class B8 and Class CX Certificates.